Exhibit 1.1

Execution Version

MARSHALL & ILSLEY CORPORATION
$569,000,000

MEDIUM-TERM NOTES

DISTRIBUTION AGREEMENT

November 19, 2004

Robert W. Baird & Co. Incorporated

777 East Wisconsin Avenue

Milwaukee, Wisconsin  53202

Barclays Capital Inc.

200 Park Avenue

New York, New York  10166

Bear Stearns & Co. Inc.

383 Madison Ave.

New York, NY  10179

Citigroup Global Markets, Inc.

388 Greenwich St., 32nd Floor

New York, NY  10013

Credit Suisse First Boston LLC

11 Madison Ave.

New York, NY  10010

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY  10005

Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004

HSBC Securities (USA) Inc.

452 Fifth Ave., Tower 9

New York, NY  10018

Lehman Brothers Inc.

745 Seventh Ave.

New York, NY  10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center, 15th Floor

New York, New York  10080

J.P. Morgan Securities, Inc.

270 Park Avenue, 9th Floor

New York, NY  10017

Morgan Stanley & Co. Incorporated

1585 Broadway, 2nd Floor

New York, NY  10036

UBS Securities LLC

677 Washington Boulevard

Stamford, Connecticut  06901

Wachovia Capital Markets, LLC

301 S. College St., TW-7

Charlotte, NC  28288-0600

Dear Ladies and Gentlemen:

Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell from time to time its Medium-Term Notes, Series F (the “Securities”) in an aggregate amount up to $569,000,000 and agrees with each of you (individually, an “Agent”, and collectively, the “Agents”) as set forth in this Agreement.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

The Securities, (i) if designated as “Senior Securities” will be issued under an indenture, dated as of November 15, 1985, as supplemented from time to time (the “Senior Indenture”), between the Company and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank, as successor to Chemical Bank, as successor to Manufacturers Hanover Trust Company), as Trustee (the “Trustee”), as supplemented by a First Supplemental Indenture dated as of May 31, 1990 and a Second Supplemental Indenture dated as of July 15, 1993 and (ii) if designated as “Subordinated Securities” will be issued under an indenture, dated as of July 15, 1993 (the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”), between the Company and the Trustee. The Securities shall have the maturity ranges, interest rates, redemption provisions, if any, subordination provisions, if any and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time.  The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the applicable Indenture.

1.

The Company represents and warrants to, and agrees with, each Agent that:

(a)

A registration statement on Form S-3 in respect of $1,500,000,000 aggregate amount of debt securities of the Company, including the Securities, has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to such Agent or publicly available on the EDGAR system and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), being hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Registration Statement”; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a “Pricing Supplement”), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to Securities under the Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b)

The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(c)

The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(d)

The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(e)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood, accident, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or as would not be reasonably likely to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(f)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (a “Significant Subsidiary”)  has been duly incorporated and is validly organized in good standing under the laws of its jurisdiction of organization;

(g)

The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and judicial interpretation thereof); all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of M&I Marshall & Ilsley Bank or any other bank organized under the laws of Wisconsin, to the extent provided in Section 220.07 of the Wisconsin Statutes and except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)

The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”), and shall be  entitled to the benefits provided by the applicable Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement;

(i)

Each of the Indentures has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions; and each of the Indentures conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

(j)

The Company is a Bank Holding Company registered under the Bank Holding Company Act of 1956, as amended; the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, including, without limitation, all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect;

(k)

The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation or the By-Laws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indentures, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(l)

Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(m)

After giving effect to the offering and sale of the Securities, the Company will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n)

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

(o)

Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

2.

(a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time.  So long as this Agreement is in effect the Company will not appoint any other agent (it being understood that “agent” does not include the Company or any of its subsidiaries or any employee thereof) for the purpose of soliciting purchases of Securities on a continuous basis, unless the Agents are notified and such prospective agent executes a counterpart of this Agreement or a substantially similar agreement with the Company.  It is understood, however, that if from time to time the Company is approached by or approaches a prospective agent offering to solicit a specific purchase of Securities, the Company may engage such agent with respect to such specific purchase provided that such agent is engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II (the “Administrative Procedures”) or in any other procedures of similar form and substance, as may be agreed to from time to time by the Agents and the Company.  Unless otherwise agreed or as may be otherwise set forth in a Terms Agreement, the provisions of the Administrative Procedures shall apply to all transactions contemplated hereunder.  Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedures.  The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities.  As soon as practicable, but in any event not later than one business day in New York City, after receipt of written notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents in writing that such solicitation may be resumed.

The Company agrees to pay each Agent a commission (which may be in the form of a discount), at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold (or such other amount as may be agreed between the Company and the Agent).

Range of Maturities	Commission (percentage of aggregate principal amount of Securities sold)
From 9 months to less than 1 year	.125%
From 1 year to less than 18 months	.150%
From 18 months to less than 2 years	.200%
From 2 years to less than 3 years	.250%
From 3 years to less than 4 years	.350%
From 4 years to less than 5 years	.450%
From 5 years to less than 6 years	.500%
From 6 years to less than 7 years	.550%
From 7 years to less than 10 years	.600%
From 10 years to less than 15 years	.625%
From 15 years to less than 20 years	.675%
From 20 years to 30 years	.750%

(b)

Unless otherwise agreed to pursuant to Section 2(a) hereof, each sale of Securities shall be to the Agent as principal in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement (which may be oral or written) which will provide for the sale of such Securities to, and the purchase thereof by, such Agent.  A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent.  The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities.  Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof.

For each sale of Securities to an Agent as principal, the procedural details relating to the issue and delivery of such Securities and payment thereof shall be as set forth in the Administrative Procedures, except as otherwise set forth in the applicable Terms Agreement, if any.

Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedures is referred to herein as a “Time of Delivery”.

(c)

Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

3.

The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of the Company, 770 North Water Street, Milwaukee, Wisconsin, 53202 at 10:00 a.m., Milwaukee time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4.

The Company covenants and agrees with each Agent:

(a)

(i) To make no amendment or supplement to the Registration  Statement or the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold  through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; (iii) to make no amendment or supplement to the Registration Statement or Prospectus, other than any Pricing Supplement or document incorporated by reference, at any time prior to having afforded each Agent a reasonable opportunity to review and comment; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement or documents incorporated by reference) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(b)

Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a  foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)

To furnish such Agent upon request with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedures), in the form in which it is filed with the Commission pursuant to Rule 424 under the Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

(d)

To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c)), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)

So long as any Securities are outstanding, to furnish to such Agent upon request copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to such Agent, to the extent not easily accessible through alternative electronic sources, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time request consistent with customary due diligence investigations (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

(f)

That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent (which shall be the bookrunning lead manager(s) in the case of a syndicated issue);

(g)

That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(h)

Each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Mayer, Brown, Rowe & Maw LLP, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

(i)

That (x) each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), (y) promptly after each time a document filed under the Act or the Exchange Act is incorporated by reference in the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement) and (z) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Godfrey & Kahn, S.C., counsel for the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(j)

That (x)each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records; (y) promptly after each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement, but in any event at least annually) to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records, and (z) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

(k)

That (x) each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), (y) promptly after each time a document filed under the Act or the Exchange Act is incorporated by reference in the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement) and (z) each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate of two executive officers of the Company, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

(l)

To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedures, any condition set forth in Section 6(a), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(1), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) and 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) and 6(f) on behalf of any such person).

5.

The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, the Indentures, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6.

The obligation of any Agent, as agent of the Company, at any time (“Solicitation Time”) to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

(i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof, (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b)

Mayer, Brown, Rowe & Maw LLP, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the validity of the Indenture(s), the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)

Godfrey & Kahn, S.C., counsel for the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

(i)

The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with power and authority (corporate and  other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii)

The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented;

(iii)

The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(iv)

Each Significant Subsidiary is validly existing in good standing under the laws of its jurisdiction of organization.  All of the issued shares of capital stock of each Significant Subsidiary are owned of record directly or indirectly by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims;

(v)

To such counsel’s knowledge and other than as set forth in the Prospectus, (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect and, (b) to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)

This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

(vii)

The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid, legally binding and enforceable obligations of the Company entitled to the benefits provided by the applicable Indenture subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures and Securities conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

(viii)

Each of the Indentures has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indentures have been duly qualified under the Trust Indenture Act;

(ix)

The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or the By-Laws, as amended, of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(x)

No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indentures, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the laws of any foreign jurisdiction in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(xi)

The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xii)

The documents incorporated by reference in the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;; and

(xiii)

The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required.

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, except as specifically stated in such opinion, and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, as of its date of effectiveness or the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, as of its date or the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules, loan performance data, pro forma financial information, capital ratios and other financial data included in or excluded from the Registration Statement and Prospectus.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Company contained in this Agreement and in the documents delivered by the Company pursuant to this Agreement, inquiries of an appropriate officer of the Company whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the State of Wisconsin.

With respect to the opinion contained in paragraphs (vii) and (viii) above relating to the enforceability of certain agreements and instruments, such counsel may state that it has relied upon the opinion of Mayer, Brown, Rowe & Maw LLP as to matters of New York State law.

(d)

Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, Deloitte & Touche LLP or such other independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance customary for accountants’ comfort letters and satisfactory to such Agent.

(e)

(i)  Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its  business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

(f)

There shall not have occurred any of the following:  (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) the fixing of minimum or maximum prices or maximum price ranges for trading by the New York Stock Exchange or by order of the Commission, the National Association of Securities Dealers, Inc., or any other governmental authority; (iii) a general moratorium on commercial banking or securities settlement activities in New York or Wisconsin declared by Federal, New York or Wisconsin authorities; (iv) outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of such Agent (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated by the Prospectus as amended or supplemented; (vi) any downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or (vii) no such nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(g)

The Company shall have furnished or caused to be furnished to such Agent certificates of an executive officer of the Company (or other authorized officer reasonably acceptable to the Agents) dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

7.

(a)  The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

(b)

Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.  The Company acknowledges that the statements set forth in the seventh paragraph and in the eighth paragraph (as it pertains to the Agents) under the heading “Supplemental Plan of Distribution” in the prospectus supplement dated November 19, 2004 constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus (or in any amendment or supplement thereto).

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.   It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless (x) the indemnifying party authorized the hiring of additional separate counsel or (y) counsel for the indemnified party advises that due to an actual conflict of interest among the indemnified parties the indemnified parties should be represented by separate counsel, in either of which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel.  The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.  An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, the “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Securities from which such Losses arise; provided, however, that in no case shall any Agent be responsible for any amount in excess of the commissions received by such Agent in connection with the sale of Securities from which such Losses arise (or, in the case of Securities sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Agent if such commissions had been payable).  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Agent on the other in connection with the statements or omission that resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Securities from which such Losses arise, and benefits received by the Agent shall be deemed to be equal to the total commissions received by such Agent in connection with the sale of Securities from which such Losses arise (or, in the case of Securities sold pursuant to a Terms Agreement, the aggregate commissions that would have been received by such Agent if such commissions had been payable).  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Agents.  Each of the Company and the Agents agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The obligations of each of the Agents under this Section 7 to contribute are several in proportion to the respective purchases or sales made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e)

The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and such obligations shall extend, upon the same terms and conditions, to (i) each officer and director of each Agent, (ii) each person, if any, who controls any Agent within the meaning of the Act, and (iii) each Agent’s personal representatives, successors and assigns; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and such obligations shall extend, upon the same terms and conditions, to (i) each officer and director of the Company, (ii) each person, if any, who controls the Company within the meaning of the Act, and (iii) the Company’s personal representatives, successors and assigns.

8.

Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason.  If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9.

The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director of any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

10.

The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be.  In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and  effect insofar as the fourth paragraph of Section 2(a) and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

11.

Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to a party at the address shown on Exhibit A hereto.

12.

This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.  No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

13.

Time shall be of the essence in this Agreement and any Terms Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14.

Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a “Right”) shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right prelude any other or future exercise any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

15.

This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16.

This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

MARSHALL & ILSLEY CORPORATION

By:

/s/ Donald H. Wilson

Name:

Donald H. Wilson

Title:

Senior Vice President and Treasurer

Accepted as of the date hereof:

ROBERT W. BAIRD & CO. INCORPORATED

By:

/s/ Lance Lange

Name:

Lance Lange

Title:

Director

BARCLAYS CAPITAL INC.

By:

/s/ Pamela Kendall

Name:

Pamela Kendall

Title:

Director

BEAR STEARNS & CO. INC.

By:

/s/ T. Kelley Miller

Name:

T. Kelley Miller

Title:

Senior Managing Director

CITIGROUP GLOBAL MARKETS, INC.

By:

/s/ Martha Bailey

Name:

Martha Bailey

Title:

Senior Vice President

CREDIT SUISSE FIRST BOSTON LLC

By:

/s/ Helena Willner

Name:

Helena Willner

Title:

Director

/s/ Goldman Sachs & Co.

Goldman, Sachs & Co.

HSBC SECURITIES (USA) INC.

By:

/s/ Roger Thomson

Name:

Roger Thomson

Title:

Managing Director

LEHMAN BROTHERS INC.

By:

/s/ Martin Goldberg

Name:

Martin Goldberg

Title:

Senior Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

By:

/s/ Scott G. Primrose

Name:

Scott G. Primrose

Title:

Authorized Signatory

J.P. MORGAN SECURITIES INC.

By:

/s/ Maria Sramek

Name:

Maria Sramek

Title:

Vice President

MORGAN STANLEY & CO. INCORPORATED

By:

/s/ Harold J. Hendershot

Name:

Harold J. Hendershot

Title:

Executive Director

UBS SECURITIES LLC

UBS SECURITIES LLC

By:

/s/ Edward Arden

By:  William J. Woolfrey

Name:

Edward Arden

Name:  William J. Woolfrey

Title:

Executive Director

Title:  Executive Director

UBS Securities LLC

Title:  Debt. Capital Markets

WACHOVIA CAPITAL MARKETS, LLC

By:

/s/ illegible

Name:

illegible

Title:

DEUTSCHE BANK SECURITIES INC.

By:

/s/ Christina Juhasz

Name:

Christina Juhasz

Title:

Director, DBSI

EXHIBIT A

Notices to the Company:

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin  53202

Fax:  414/765-8097

Attention:  Donald H. Wilson

Notices to the Agents:

Robert W. Baird & Co. Incorporated

Attn:  Shea Cranor

777 East Wisconsin Avenue

Milwaukee, Wisconsin  53202

Barclays Capital Inc.

Attn:  MTN Trading

200 Park Avenue

New York, New York  10166

Bear Stearns & Co. Inc.

Attn: Carmine Venezia

383 Madison Ave., Legal Dept.

New York, NY  10179

Citigroup Global Markets, Inc

Attn: Carolyn Coan

388 Greenwich St., 32nd Floor

New York, NY  10013

Credit Suisse First Boston LLC

Attn: Helena Willner

11 Madison Ave., 5th Floor

New York, NY  10010-3629

Deutsche Bank Securities Inc.

Attn: Keith DeLeon

60 Wall Street

New York, NY  10005

Goldman, Sachs & Co.

Attn: Ilana Wolfe

85 Broad Street

New York, NY  10004

Wachovia Capital Markets, LLC

Attn: Jeremy Schwartz

301 S. College St., TW-7

Charlotte, NC  28288-0600

HSBC Securities (USA) Inc.

Attn: Andrew Lazerus

452 Fifth Ave., Tower 9

New York, NY  10018

J.P. Morgan Securities Inc.

Attn: Transaction Execution Group

270 Park Avenue, 9th Floor

New York, NY  10017

Lehman Brothers Inc.

Attn: Fixed Income Syndicate/Medium Term Note Desk

745 Seventh Avenue

New York, NY  10019

Merrill Lynch, Pierce, Fenner & Smith
  Incorporated

Attn:  Scott Primrose

4 World Financial Center, 15th Floor

New York, New York  10080

Morgan Stanley & Co. Incorporated

Attn: Manager – Continuously Offered Products

1585 Broadway, 4th Floor

New York, NY  10036

UBS Securities LLC

Attn:  Fixed Income Syndicate

677 Washington Boulevard

Stamford, Connecticut  06901

ANNEX I

MARSHALL & ILSLEY CORPORATION

MEDIUM-TERM NOTES

TERMS AGREEMENT

____________ __, 2004

[Agent]

Dear Sirs:

Marshall & Ilsley Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated ___________ __, 2004 (the “Distribution Agreement”), between the Company on the one hand and Robert W. Baird & Co., Barclays Capital Inc., Bear Stearns & Co. Inc., Citigroup Global Markets, Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (the “Agents”) on the other, to issue and sell to [Agent] the securities specified in the Schedule hereto (the “Purchased Securities”).  Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement.  Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Agent(s)] and the latter agree[s] to purchase [severally but not jointly] from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you this letter and such acceptance  hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

MARSHALL & ILSLEY CORPORATION

By:______________________________

      Name:

      Title:

Accepted as of the date hereof:

[Agent]

Schedule to Annex I

Title of Purchased Securities:

[  %] [Senior/Subordinated] Medium-Term Notes

Aggregate Principal Amount:

$_________________

[Price to Public:]

Purchase Price by [Agent(s)]:

% of the principal amount of the Purchased Securities, plus accrued interest from __________ to __________ [and accrued amortization, if any, from __________ to __________]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture (check one):

__  Senior Indenture

__  Subordinated Indenture

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

[  %]

Interest Payment Dates:

[months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(1)  [The opinion or opinions of counsel to the Agents referred to in Section 4(h).]

(2)  [The opinion of counsel to the Company referred to in Section 4(i).]

(3)  [The accountants’ letter referred to in Section 4(j).]

(4)  [The officers’ certificate referred to in Section 4(k).]

Other Provisions (including Syndicate Provisions, if applicable):

ANNEX II

Marshall & Ilsley Corporation

Administrative Procedures

The Administrative Procedures relate to the Securities defined in the Distribution Agreement, dated November 19, 2004 (the “Distribution Agreement”), between Marshall & Ilsley Corporation (the “Company”) and   Robert W. Baird & Co., Barclays Capital Inc., Bear Stearns & Co. Inc., Citigroup Global Markets, Inc., Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (the “Agents”), to which the Administrative Procedures are attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the applicable Indenture.

The procedures to be followed with respect to the settlement of sales of Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below.  The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below.  An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent”.

The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.

Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Trustee, as agent for The Depository Trust Company (the “Depositary”) and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”) or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement.  An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Indenture governing such Security.

The Trustee may designate one or more agents, including an Authenticating Agent and one or more Paying Agents, to perform certain procedures described herein.

Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES

Posting Rates by Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities.  If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to Company by Selling Agent:

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)

Principal amount of Certificated Securities to be purchased;

(2)

If a Fixed Rate Certificated Security, the interest rate and the initial interest payment date;

(3)

Maturity Date;

(4)

Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(5)

Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

(6)

Whether the Securities are Senior Securities or Subordinated Securities and the applicable Indenture under which such Securities will be issued;

(7)

Issue Price;

(8)

Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(9)

Net proceeds to the Company;

(10)

Settlement Date;

(11)

If a redeemable Certificated Security, such of the following as are applicable:

(i)

Redemption Commencement Date,

(ii)

Initial Redemption Price (% of par), and

(iii)

Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

(12)

If a Floating Rate Certificated Security, such of the following as are applicable:

(i)

Interest Rate Basis,

(ii)

Index Maturity,

(iii)

Spread or Spread Multiplier,

(iv)

Maximum Rate,

(v)

Minimum Rate,

(vi)

Initial Interest Rate,

(vii)

Interest Reset Dates,

(viii)

Calculation Dates,

(ix)

Interest Determination Dates,

(x)

Interest Payment Dates,

(xi)

Regular Record Dates, and

(xii)

Calculation Agent;

(13)

Name, address and taxpayer identification number of the registered owner(s);

(14)

Denomination of certificates to be delivered at settlement; and

(15)

Book-Entry Security or Certificated Security.

Preparation of Pricing Supplement by Company:

If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement.  The Company will supply at least ten copies of such Pricing Supplement to the Selling Agent or Purchasing Agent, as the case may be, not later than 5:00 p.m., New York City time, on the business day following the date of acceptance of such offer, or if the Company and the purchaser agree to settlement on the date of such acceptance, not later than noon, New York City time, on such date.  The Company will arrange to have the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement is first used or such shorter period as prescribed by the rules and regulations under the Act.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.

Date of Settlement:

All offers solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Company will be settled on a date (the “Settlement Date”) which is the third business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settlement (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from Company to Trustee for Preparation of Certificated Securities:

After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date.  Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by Trustee and Receipt of Payment Therefor:

The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

In the case of a sale of Certificated Securities to a purchaser solicited by an Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor.  On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser.  The Company shall not use any proceeds advanced by a Selling Agent to acquire securities.

In the case of a sale of Certificated Securities to a Purchasing Agent, the Trustee will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.

Failure of Purchaser to Pay Selling Agent:

If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.  The Selling Agent will immediately return the Certificated Security to the Trustee.  Immediately upon receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security.  The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

PART II:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES

In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Blanket Letter of Representation from the Company and the Trustee to the Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between M&I Marshall & Ilsley Bank (as Authenticating Agent of the Trustee and the Depositary, dated as of March 28, 2001 (the “Certificate Agreement”), and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).

Posting Rates by the Company:

The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent.  The Company may establish a fixed set of interest rates and maturities for an offering period (“posting”).  If the Company decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

Each Agent will promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities, other than those rejected by such Agent.  Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part.  Each Agent also may make offers to the Company to purchase Book-Entry Securities as a Purchasing Agent.  The Company will have the sole right to accept offers to purchase Book- Entry Securities and may reject any such offer in whole or in part.

The Company will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book- Entry Securities.  If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by Selling Agent and Settlement Procedures:

A.

After the acceptance of an offer by the Company, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

(1)

Principal amount of Book-Entry Securities to be purchased;

(2)

If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)

Maturity Date;

(4)

Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

(5)

Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

(6)

Whether the Securities are Senior Securities or Subordinated Securities and the applicable Indenture under which such Securities will be issued;

(7)

Issue Price;

(8)

Selling Agent’s commission or Purchasing Agent’s discount or commission, as the case may be;

(9)

Net Proceeds to the Company;

(10)

Settlement Date;

(11)

If a redeemable Book-Entry Security, such of the following as are applicable:

(i)

Redemption Commencement Date,

(ii)

Initial Redemption Price (% of par), and

(iii)

Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

(12)

If a Floating Rate Book-Entry Security, such of the following as are applicable:

(i)

Interest Rate Basis,

(ii)

Index Maturity,

(iii)

Spread or Spread Multiplier,

(iv)

Maximum Rate,

(v)

Minimum Rate,

(vi)

Initial Interest Rate,

(vii)

Interest Reset Dates,

(viii)

Calculation Dates,

(ix)

Interest Determination Dates,

(x)

Interest Payment Dates,

(xi)

Regular Record Dates, and

(xii)

Calculation Agent;

(13)

Name, address and taxpayer identification number of the registered owner(s);

(14)

Denomination of certificates to be delivered at settlement; and

(15)

Book-Entry Security or Certificated Security.

B.

After receiving the Sale Information from the Selling Agent or Purchasing Agent, the Company will communicate such Sale Information to the Trustee by facsimile transmission or  other acceptable written means.  The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.

C.

The Trustee will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s (a division of The McGraw-Hill Companies, Inc.):

(1)

The applicable Sale Information;

(2)

CUSIP number of the Global Security representing such Book-Entry Security;

(3)

Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)

Number of the Participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)

The interest payment period;

(6)

Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (which, in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.

D.

The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

E.

The Depositary will credit such Book-Entry Security to the Trustee’s participant account at the Depositary.

F.

The Trustee will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee’s participant account and credit such Book-Entry Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Book- Entry Security less such Agent’s commission.  The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

G.

Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the Participants with respect to such Book-Entry Security and (ii) to debit the settlement  accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

H.

Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I.

Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at [ ], New York, New York, or such other account as the Company may have previously specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure “F”.

J.

Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book- Entry Securities outstanding as of that date under the Indenture governing such Securities.

K.

Such Agent will confirm the purchase of such Book- Entry Security to the purchaser either by transmitting to the Participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.

L.

The Depositary will, at any time upon request of the Company or the Trustee, promptly furnish to the Company or the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:

If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the receipt of the Sale Information, or if the Company and the purchaser agree to settlement on the Business Day following the date of acceptance, not later than noon, New York City time, on such date.  The Company will arrange to the Pricing Supplement filed with the Commission not later than the close of business of the Commission on the fifth Business Day following the date on which such Pricing Supplement is first used, or such shorter period as prescribed by the rules and regulations under the Act.

Delivery of Confirmation and Prospectus to Purchaser by Selling Agent:

The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions.  In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.

Date of Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security.  All orders accepted by the Company will be settled on the third Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day which shall be no earlier than the next Business Day.

Settlement Procedure Timetable:

For orders of Book-Entry Securities solicited by an Agent as agent, and accepted by the Company for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement Procedure	Time
A	5:00 p.m. on the Business Day following the acceptance of an offer by the Company to 10:00 a.m. on the Business Day prior to the settlement date, whichever is earlier
B	12:00 noon on the sale date
C	2:00 p.m. on the sale date
D	9:00 a.m. on settlement date
E	10:00 a.m. on settlement date
F-G	2:00 p.m. on settlement date
H	4:45 p.m. on settlement date
I	5:00 p.m. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “B” and “C” shall be completed as soon as practicable but not later than 2:00 p.m. on the first Business Day after the sale date.  If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day before the settlement date.  Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participation Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F”, the Trustee may deliver to the Depositary,  through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the  trustee will mark such Global Security “cancelled”, make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Company.  The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.  If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Trustee’s participant account and shall notify the Company and the Trustee thereof.  Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph.  If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect.  In the event of a failure to settle with respect  to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure “D” for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records.  The Company will, from time to time, furnish the Trustee with a sufficient quantity of Securities.